News Release

INVESTOR AND MEDIA CONTACT:

George R. Kirkland

Executive Vice President and CFO

Phone: (229) 873-3830

investorinfo@sgfc.com

For Immediate Release

Southwest Georgia Financial Corporation Reports Second Quarter 2014 Results

MOULTRIE, GEORGIA, July 25, 2014 -- Southwest Georgia Financial Corporation (the “Corporation”) (NYSE MKT: SGB), a full-service community bank holding company, today reported its results of operations for the second quarter ended June 30, 2014.

Second Quarter and Six-Month Income Highlights

•	Net income was $737 thousand for the second quarter of 2014, or $0.28 per diluted share, 28% higher than the $574 thousand, or $0.23 per diluted share, in the second quarter of 2013.
•	For the six months ended June 30, 2014, net income was $1.4 million, or $0.56 per diluted share, a 26% increase from $1.1 million, or $0.45 per diluted share, for the same period in the prior year.
•	Net interest income grew 6.1% and 4.7% in the second quarter and year-to-date period, respectively, over the comparable periods of 2013, due to lower deposit costs combined with increased revenue from a higher volume of earning assets.
•	Noninterest income increased 8.4% to $1.2 million for the second quarter of 2014, as a result of gains from most of the Corporation’s business units. Year-to-date noninterest income was up 9.9%.

Balance Sheet Trends and Asset Quality

•	Total assets at June 30, 2014 were $376 million, an increase of 6.9% from June 30, 2013.
•	Total loans were $227 million, an increase of 3.6% over the same period last year.
•	Total deposits grew $17.4 million, or 5.8%, to $314 million at June 30, 2014, from the second quarter of 2013. Net deposit growth was primarily in noninterest-bearing transaction accounts.
•	Assets quality remains strong with extraordinarily low levels of non-performing assets.

DeWitt Drew, President and CEO commented, “Our second quarter results were strong and demonstrate the strength of our strategy. Although loan growth has slowed, we remain extremely encouraged with our progress. However, we continue to devote significant resources to compliance requirements and are challenged by that burden.”

Dividends

In June 2014, the Corporation paid a quarterly cash dividend of $0.08 per common share. Southwest Georgia Financial Corporation or its predecessor, Southwest Georgia Bank, has paid cash dividends for 86 consecutive years.

About Southwest Georgia Financial Corporation

Southwest Georgia Financial Corporation is a state-chartered bank holding company with approximately
$376 million in assets headquartered in Moultrie, Georgia. Its primary subsidiary, Southwest Georgia Bank, offers comprehensive financial services to consumer, business, and governmental customers. The current banking facilities include the main office located in Colquitt County, and branch offices located in Baker County, Thomas County, Worth County, and Lowndes County. In addition to conventional banking services, the bank provides investment planning and management, trust management, mortgage banking, and commercial and individual insurance products. Insurance products and advice are provided by Southwest Georgia Insurance Services which is located in Colquitt County. Mortgage banking for primarily commercial properties is provided by Empire Financial Services, Inc., a mortgage banking services firm.

More information on Southwest Georgia Financial Corp. and Southwest Georgia Bank can be found at its website: www.sgfc.com.

SAFE HARBOR STATEMENT

This news release contains forward-looking statements, as defined by federal securities laws, including statements about the Corporation’s financial outlook. These statements are based on current expectations and are provided to assist in the understanding of future financial performance. Such performance involves risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. For a discussion of some risks and other factors that could cause the Corporation’s actual results to differ materially from such statements, please refer to the Corporation’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q under the sections entitled “Forward-Looking Statements” and “Risk Factors”. The Corporation undertakes no obligation to update any forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law.

Financial tables follow.

SOUTHWEST GEORGIA FINANCIAL CORPORATION

CONSOLIDATED STATEMENT OF CONDITION

(Dollars in thousands except per share data)

	(Unaudited)	(Audited)	(Unaudited)
	June 30, 2014	December 31, 2013	June 30, 2013
ASSETS
Cash and due from banks	$8,310	$7,074	$7,237
Interest-bearing deposits in banks	4,910	28,296	6,308
Certificates of deposit in other banks	3,430	3,430	4,165
Investment securities available for sale	52,691	36,461	31,769
Investment securities held to maturity	58,429	59,624	62,095
Federal Home Loan Bank stock, at cost	1,506	1,721	1,406
Loans, less unearned income and discount	227,273	218,688	219,385
Allowance for loan losses	(3,127)	(3,078)	(3,049)
Net loans	224,146	215,610	216,336
Premises and equipment	11,702	10,336	10,176
Foreclosed assets, net	438	406	1,069
Intangible assets	74	111	219
Bank owned life insurance	5,030	4,980	4,890
Other assets	4,912	5,846	5,700
Total assets	$375,578	$373,895	$351,370
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
NOW accounts	$24,284	$23,088	$20,947
Money market	96,527	89,934	87,320
Savings	30,225	28,792	29,180
Certificates of deposit $100,000 and over	29,892	36,956	32,378
Other time accounts	46,642	49,836	52,202
Total interest-bearing deposits	227,570	228,606	222,027
Noninterest-bearing deposits	86,248	81,829	74,368
Total deposits	313,818	310,435	296,395
Other borrowings	8,800	11,800	12,000
Long-term debt	17,200	17,200	10,000
Accounts payable and accrued liabilities	2,602	3,040	2,772
Total liabilities	342,420	342,475	321,167
Shareholders' equity:
Common stock - par value $1; 5,000,000 shares
authorized; 4,293,835 shares issued (*)	4,294	4,294	4,294
Additional paid-in capital	31,701	31,701	31,701
Retained earnings	23,957	22,927	21,600
Accumulated other comprehensive income	(680)	(1,388)	(1,278)
Total	59,272	57,534	56,317
Treasury stock - at cost (**)	(26,114)	(26,114)	(26,114)
Total shareholders' equity	33,158	31,420	30,203
Total liabilities and shareholders' equity	$375,578	$373,895	$351,370
* Common stock - shares outstanding	2,547,837	2,547,837	2,547,837
** Treasury stock - shares	1,745,998	1,745,998	1,745,998

SOUTHWEST GEORGIA FINANCIAL CORPORATION

CONSOLIDATED INCOME STATEMENT (unaudited*)

(Dollars in thousands except per share data)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
Interest income:	2014*	2013*	2014*	2013*
Interest and fees on loans	$3,058	$3,034	$6,007	$5,953
Interest and dividend on securities available for sale	292	170	512	332
Interest on securities held to maturity	341	365	683	731
Dividends on Federal Home Loan Bank stock	13	8	25	16
Interest on deposits in banks	13	14	34	37
Interest on certificates of deposit in other banks	9	11	19	21
Total interest income	3,726	3,602	7,280	7,090

Interest expense:
Interest on deposits	192	216	388	460
Interest on other borrowings	38	80	140	94
Interest on long-term debt	104	109	207	283
Total interest expense	334	405	735	837
Net interest income	3,392	3,197	6,545	6,253
Provision for loan losses	75	105	180	210
Net interest income after provision for losses on loans	3,317	3,091	6,365	6,043
Noninterest income:
Service charges on deposit accounts	331	287	656	586
Income from trust services	58	53	113	104
Income from retail brokerage services	99	91	191	167
Income from insurance services	347	312	708	671
Income from mortgage banking services	211	237	346	498
Net gain (loss) on the sale or disposition of assets	20	(3)	20	(57)
Net gain on the sale of securities	0	0	154	0
Other income	180	172	400	386
Total noninterest income	1,246	1,149	2,588	2,355

Noninterest expense:
Salary and employee benefits	2,071	2,074	4,139	4,177
Occupancy expense	257	253	510	506
Equipment expense	215	229	432	461
Data processing expense	284	272	558	548
Amortization of intangible assets	4	54	37	108
Other operating expense	799	746	1,457	1,377
Total noninterest expense	3,630	3,628	7,133	7,177
Income before income tax expense	933	612	1,820	1,221
Provision for income taxes	196	39	382	81
Net income	$737	$574	$1,438	$1,140

Net income per share, basic	$0.28	$0.23	$0.56	$0.45
Net income per share, diluted	$0.28	$0.23	$0.56	$0.45
Dividends paid per share	$0.08	$0.04	$0.16	$0.08
Basic weighted average shares outstanding	2,547,837	2,547,837	2,547,837	2,547,837
Diluted weighted average shares outstanding	2,547,837	2,547,837	2,547,837	2,547,837

SOUTHWEST GEORGIA FINANCIAL CORPORATION

Financial Highlights

(Dollars in thousands except per share data)

At June 30		2014			2013

Assets		$375,578			$351,370
Loans, less unearned income & discount		$227,273			$219,385
Deposits		$313,818			$296,395
Shareholders' equity		$ 33,158			$ 30,203

	Three Months Ended June 30,			Six Months Ended June 30,
	2014		2013	2014		2013
Performance Data & Ratios
Net income	$ 737		$ 574	$ 1,438		$ 1,140
Earnings per share, basic	$ 0.28		$ 0.23	$ 0.56		$ 0.45
Earnings per share, diluted	$ 0.28		$ 0.23	$ 0.56		$ 0.45
Dividends paid per share	$ 0.08		$ 0.04	$ 0.16		$ 0.08
Return on assets	0.77%		0.64%	0.74%		0.63%
Return on equity	8.95%		7.47%	8.83%		7.43%
Net interest margin (tax equivalent)	4.02%		4.10%	3.90%		4.03%
Dividend payout ratio	27.66%		17.76%	14.17%		17.88%
Efficiency ratio	75.42%		80.12%	75.20%		80.03%

Asset Quality Data & Ratios
Total nonperforming loans	$ 104		$ 749	$ 104		$ 749
Total nonperforming assets	$ 542		$ 1,993	$ 542		$ 1,993
Net loan charge offs	$ 22		$ 0	$ 131		$ 6
Reserve for loan losses to total loans	1.38%		1.39%	1.38%		1.39%
Nonperforming loans/total loans	0.05%		0.34%	0.05%		0.34%
Nonperforming assets/total assets	0.14%		0.57%	0.14%		0.57%
Net charge offs / average loans	0.04%		0.00%	0.24%		0.01%

Capital Ratios
Average common equity to average total assets	8.56%		8.54%	8.43%		8.44%
Tier 1 capital ratio	13.87%		13.44%	13.87%		13.44%
Tier 1 leverage ratio	8.78%		8.69%	8.78%		8.69%
Total risk based capital ratio	15.12%		14.73%	15.12%		14.73%
Book value per share	$ 13.01		$ 11.85	$ 13.01		$ 11.85
Tangible book value per share	$ 12.98		$ 11.77	$ 12.98		$ 11.77

Quarterly	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Averages	2014	2014	2013	2013	2013
Assets	$ 384,745	$ 387,889	$ 374,542	$ 366,206	$ 359,767
Loans, less unearned income & discount	$ 223,348	$ 219,971	$ 222,723	$ 221,767	$ 212,274
Deposits	$ 326,773	$ 322,888	$ 310,406	$ 304,131	$ 303,995
Equity	$ 32,926	$ 32,184	$ 31,436	$ 30,639	$ 30,723
Return on assets	0.77%	0.72%	1.05%	0.71%	0.64%
Return on equity	8.95%	8.71%	12.50%	8.49%	7.47%
Net income	$ 737	$ 701	$ 982	$ 651	$ 574
Net income per share, basic	$ 0.28	$ 0.28	$ 0.39	$ 0.25	$ 0.23
Net income per share, diluted	$ 0.28	$ 0.28	$ 0.39	$ 0.25	$ 0.23
Dividends paid per share	$ 0.08	$ 0.08	$ 0.08	$ 0.04	$ 0.04